                                                                  EXECUTION COPY

                       NAVISTAR INTERNATIONAL CORPORATION

                                  $400,000,000

                          9-3/8% Senior Notes due 2006

                               PURCHASE AGREEMENT

                                                                    May 23, 2001


J.P. MORGAN SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
BANC OF AMERICA SECURITIES LLC
SCOTIA CAPITAL (USA) INC.
BNY CAPITAL MARKETS, INC.
RBC DOMINION SECURITIES CORPORATION
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

         Navistar International Corporation, a Delaware corporation (the "COMPANY"), proposes to issue and sell $400,000,000 aggregate principal amount of its 9-3/8% Senior Notes due 2006 (the "SECURITIES"). The Securities will be issued pursuant to an Indenture to be dated as of May 31, 2001 (the "INDENTURE") between the Company, International Truck and Engine Corporation, as subsidiary guarantor (the "Guarantor") and BNY Midwest Trust Company, as trustee (the "TRUSTEE"). The Securities will be guaranteed on a senior basis by the guarantee of the Guarantor (the "Guarantee"). The Company hereby confirms its agreement with J.P. Morgan Securities Inc. ("JPMORGAN"), Credit Suisse First Boston Corporation, Banc of America Securities LLC, Scotia Capital (USA) Inc., BNY Capital Markets, Inc., and RBC Dominion Securities Corporation (collectively, the "INITIAL PURCHASERS") concerning the purchase of the Securities from the Company by the several Initial Purchasers.

         The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated May 11, 2001 (the "PRELIMINARY OFFERING MEMORANDUM") and will prepare an offering memorandum dated the date hereof (the "OFFERING MEMORANDUM") setting forth information concerning the Company, the Guarantor and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Preliminary Offering Memorandum or the Offering Memorandum, and any reference to any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, unless otherwise noted. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

         Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION") a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") registering an issue of senior notes of the Company (the "EXCHANGE SECURITIES") and the Guarantee which are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and the Guarantee and under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT").

         Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

         1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE GUARANTOR. The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, the several Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:

         (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that the Company and the Guarantor make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company or the Guarantor by or on behalf of any Initial Purchaser specifically for use therein (the "INITIAL PURCHASERS' INFORMATION"). The documents filed by the Company under the Exchange Act and incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, when they were filed by the Company with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and none of such documents, in each case when it was filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Offering Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and shall not contain, as of such time, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The audited financial statements, and the related notes thereto, included in the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries and the results of their respective operations and the changes in their respective consolidated cash flows, as of the dates and for the periods indicated, and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the unaudited consolidated financial statements and the related notes thereto included in the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries as of the dates and for the periods indicated and the results of their operations and the changes in their consolidated cash flows, subject to year-end audit adjustments, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and have been prepared on a basis substantially consistent with that of the audited financial statements referred to above except as otherwise stated therein; the summary and selected financial and statistical data included in the Offering Memorandum present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited and unaudited financial statements of the Company, except as otherwise stated therein; and Deloitte & Touche LLP, who are reporting upon the audited consolidated financial statements of the Company and its consolidated subsidiaries (each a "SUBSIDIARY," and collectively, the "SUBSIDIARIES"), and the related schedules included in the Offering Memorandum are independent public accountants as defined in the Securities Act.

         (c) Except as described in the Offering Memorandum, the Company owns, directly or indirectly, free and clear of any mortgage, pledge, security interest, lien, claim or other encumbrance or restriction on transferability or voting (other than as may be imposed by the Securities Act and the various state securities laws), all of the outstanding capital stock of each Subsidiary of the Company. All of the outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable.

         (d) Since the respective dates as of which information is given in the Offering Memorandum, except as disclosed therein, there has not been (A) any material change in the Company's issued capital stock, warrants or options except pursuant to the terms of the instruments governing the same or pursuant to the exercise of such options or warrants, or the issuance of certain options or (B) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, the management, business, prospects, financial position, stockholder's equity or results of operations, of the Company and the Subsidiaries, taken as a whole (a "MATERIAL ADVERSE CHANGE").

         (e) Since the respective dates as of which information is given in the Offering Memorandum, except as disclosed therein, (i) there have been no transactions entered into by the Company or by any of the Subsidiaries, including those entered into in the ordinary course of business, which are material to the Company and the Subsidiaries taken as a whole; and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for quarterly dividends in accordance with the Company's past practice.

         (f) The Company and each Subsidiary has been duly incorporated under the laws of its jurisdiction of incorporation; the Company and each Subsidiary is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with full power and corporate authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholder's equity or results of operations of the Company and the Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

         (g) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

         (h) The Registration Rights Agreement has been duly authorized by the Company and the Guarantor, and when executed and delivered by the Company (assuming due authorization, execution and delivery thereof by the Initial Purchasers), the Registration Rights Agreement will constitute a legal, valid and binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (iii) public policy considerations with respect to the enforceability of indemnification agreements for violations of the federal securities laws.

         (i) The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"). The Indenture (including the Guarantee set therein) has been duly and validly authorized by the Company and the Guarantor and, when executed and delivered by the Company and the Guarantor (assuming due authorization, execution and delivery thereof by the Trustee), the Indenture will constitute a legal, valid and binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Offering Memorandum.

         (j) The Securities and the Guarantee have been duly and validly authorized by the Company and the Guarantor, respectively, for issuance and when executed by the Company and the Guarantor, respectively, and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company and the Guarantor, respectively, entitled to the benefits provided by the Indenture and enforceable against the Company and the Guarantor, respectively, in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

         (k) The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of all of the provisions of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities (the "TRANSACTION DOCUMENTS") and the consummation by the Company and the Guarantor of the transactions herein and therein contemplated and as set forth in the Offering Memorandum, (i) have been duly authorized by all necessary corporate action on the part of the Company and the Guarantor, (ii) do not and will not result in any violation of the Certificate of Incorporation or the By-laws of the Company and the Guarantor and (iii) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or of any Subsidiary under, (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company or any such Subsidiary is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject, (B) (assuming compliance with the Securities Act and the Trust Indenture Act with respect to the exchange of the Securities for the Exchange Securities (as defined in the Registration Rights Agreement) and the other obligations of the Company and the Guarantor under the Registration Rights Agreement) any applicable law or statute, rule or regulation (other than the securities or Blue Sky laws of the various states of the United States of America) or (C) any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or any such Subsidiary or any of their respective properties or assets, except, with respect to clause (iii), any violation, conflict, or breach which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (l) Neither the Company, the Guarantor nor any agent acting on their behalf has taken or will take any action that will cause this Agreement or the sale, issuance, execution or delivery of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

         (m) The Company and each Subsidiary has good and marketable title to all real and personal property described in the Offering Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Offering Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not reasonably be expected to have a Material Adverse Effect.

         (n) No authorization, approval, consent, order, registration, qualification or license of, or filing with, any government, governmental instrumentality, agency, body or court, domestic or foreign or third party (other than as have been or will be prior to the Closing Date obtained under the securities or Blue Sky laws of the various states of the United States of America and assuming compliance with the Securities Act and the Trust Indenture Act with respect to the exchange of the Securities for the Exchange Securities and the other obligations of the Company and the Guarantor under the Registration Rights Agreement), is required for the valid authorization, issuance, sale and delivery of the Securities, the issuance of the Guarantee or the performance by the Company and the Guarantor of all of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, or the consummation by the Company and the Guarantor of the transactions contemplated by this Agreement, the Indenture, the Registration Rights
Agreement or the Offering Memorandum, except where the failure to obtain such authorization, approval, consent, order, registration, qualification or license or to make any such filing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the consummation of the transactions contemplated in, or the fulfillment of the terms of, this Agreement, the Offering Memorandum, the Indenture or the Registration Rights Agreement.

         (o) Neither the Company nor any of the Subsidiaries (i) is in violation of its Certificate of Incorporation or By-Laws (and in the case of the Company's non-material Subsidiaries only, in any material respect) or (ii) is in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement, or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them may be bound or to which any of their properties or assets may be subject, except, in the case of this clause (ii), for such violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

         (p) Except as described in the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, domestic or foreign, now pending or, to the best knowledge of the Company or the Guarantor, threatened against or affecting the Company or any of the Subsidiaries that could reasonably be expected to have a Material Adverse Effect or that could have a material adverse effect on the consummation of the transactions contemplated in, or the fulfillment of the terms of, this Agreement, the Offering Memorandum, the Indenture or the Registration Rights Agreement; there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, now pending, or to the best knowledge of the Company or the Guarantor, threatened against or affecting the Company or any of the Subsidiaries that would be required to be described in a registration statement pursuant to Item 103 of Regulation S-K filed pursuant to the Securities Act that is not described in the Offering Memorandum.

         (q) Each of the Company and the Subsidiaries owns, possesses or has obtained all material licenses, permits, certificates, consents, orders, approvals other authorizations from, and has made all material declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies) and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except in each case where the failure to obtain licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not reasonably be expected to have a Material Adverse Effect, and none of the Company or any of the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Offering Memorandum and except, in each case, where such revocation or modification would not reasonably be expected to have a Material Adverse Effect; and the Company and each of the Subsidiaries are in material compliance with all laws and regulations relating to the conduct of their respective businesses as conducted as of the date hereof, except where noncompliance with such laws or regulations would not reasonably be expected to have a Material Adverse
Effect.

         (r) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("REGULATION D")) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the offering contemplated by the Offering Memorandum.

         (s) Neither the Company, the Guarantor nor, to the best of the Company's or the Guarantor's knowledge, any person acting on its behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company and any of its affiliates and any person acting on their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902.

         (t) It is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify an indenture under the Trust Indenture Act.

         (u) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

         (v) Except as described in the Offering Memorandum, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by, to the best knowledge of the Company or the Guarantor, the Company and each of its Subsidiaries or any other entity (including any predecessor) for whose acts or omissions each of the Company and its Subsidiaries is or could reasonably be expected to be liable, upon any of the property now or previously owned or leased by the Company and each of its Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and except as described in the Offering Memorandum, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

         2. PURCHASE AND RESALE OF THE SECURITIES. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 98.25% of the principal amount thereof. The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

         (b) The Initial Purchasers have advised the Company and the Guarantor that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not, nor to the best of its knowledge, has any person acting on its behalf solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (iii) it and any person acting on its behalf has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of their initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("QUALIFIED INSTITUTIONAL BUYERS"), as defined in Rule 144A under the Securities Act ("RULE 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and (B) outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act ("REGULATION S"), and (iv) that it is a Qualified Institutional Buyer.

         (c) In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

         (i) The Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

         (ii) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

         (iii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

         (iv) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be offered or sold within the United States or to, or for the account or benefit of U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         (v) it has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in this Section 2(c) have the meanings given to them by Regulation S.

         (d) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         (e) Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Company pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Company shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5(d) and (e), counsel for the Company and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

         (f) The Company acknowledges and agrees that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

         3. DELIVERY OF AND PAYMENT FOR THE SECURITIES. (a) Delivery of and payment for the Securities shall be made at the offices of Simpson Thacher & Bartlett, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M., New York City time, on May 31, 2001, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (such date and time of payment and delivery being referred to herein as the "CLOSING DATE").

         (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds in U.S. dollars to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as JPMorgan on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by JPMorgan on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

         4. FURTHER AGREEMENTS OF THE COMPANY AND THE GUARANTOR. The Company and the Guarantor agree with each of the several Initial Purchasers:

          (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

          (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering

     Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested at any time before the completion of the resell of the Securities;

          (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review;

          (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

          (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

          (f) for so long as the Securities are outstanding, to furnish to the Initial Purchasers upon request, copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

          (g) to promptly take from time to time prior to the completion of the resale of the Securities such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; PROVIDED that the Company and its Subsidiaries shall not be obligated to qualify generally to do business in any jurisdiction in which it is not so then qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject;

          (h) to assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

          (i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

          (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

          (k) for a period of 30 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or any of its Subsidiaries (other than (i) the Securities, including the Exchange Securities and the Private Exchange Securities (as such term is defined in the Registration Rights Agreement), (ii) the senior notes in aggregate principal amount of $19 million by the Company to finance capital improvements at the Company's Waukesha facility and (iii) any debt securities issued in connection with
     (A) sale and lease-back transactions, (B) asset-backed securitizations and
     (C) the Company's Mexican finance subsidiaries) without the prior written consent of JPMorgan and Credit Suisse First Boston Corporation;

          (l) until the issuance of the Exchange Securities, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act;

          (m) in connection with the offering of the Securities, until JPMorgan on behalf of the Initial Purchasers shall have notified the Company of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent active trading in or of raising the price of the Securities and;

          (n) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds."

         5. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company and its officers made in any certificates delivered pursuant hereto, to the performance by the Company in all material respects of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as reasonably practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceedings for the purpose shall have been commenced or shall be pending or threatened.

          (b) None of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchasers, and the Company and the Guarantor shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

          (d) Kirkland & Ellis shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company and the Guarantor, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex B hereto.

          (e) Robert A. Boardman, Esq., shall have furnished to the Initial Purchasers his written opinion, as General Counsel of the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex C hereto.

          (f) The Initial Purchasers shall have received from Simpson Thacher & Bartlett, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing

     Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

          (g) The Company shall have furnished to the Initial Purchasers a letter (the "INITIAL LETTER") of Deloitte & Touche LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex D hereto.

          (h) The Company shall have furnished to the Initial Purchasers a letter (the "BRING-DOWN LETTER") of Deloitte & Touche LLP, addressed to the Initial Purchasers and dated the Closing Date confirming that they are independent public accountants with respect to the Company and its Subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and confirming in all material respects the conclusions and findings set forth in the Initial Letter.

          (i) The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, executed by the chief financial officer, treasurer, or controller of the Company stating that, in his/her capacity as an executive officer, (A) such officer has carefully examined the Offering Memorandum, (B) in his/her opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change in the financial position or results of operation of the Company or any of its Subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, except as set forth in the Offering Memorandum.

          (j) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company and the Guarantor.

          (k) The Indenture shall have been duly executed and delivered by the Company and the Guarantor and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

          (l) If any event shall have occurred that requires the Company under Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

          (m) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities contemplated hereby.

          (n) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any material change in the capital stock or long-term debt or any Material Adverse Change, the effect of which, in any such case described above, is, in the judgment of the JPMorgan, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

          (o) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

          (p) Subsequent to the execution and delivery of this Agreement no downgrading shall have occurred in the rating accorded the Securities or any of the Company's other debt securities or preferred stock by an "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company's other debt securities or preferred stock.

          (q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of the JPMorgan, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

         6. TERMINATION. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(m),
(n), (o), (p) or (q) shall have occurred and be continuing.

         7. DEFAULTING INITIAL PURCHASERS. (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers shall be obligated to purchase the aggregate principal amount of Securities which the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions which the aggregate principal amount of Securities set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule 1 hereto bears to $400,000,000, PROVIDED that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any Securities on the Closing Date if the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the aggregate principal amount of Securities to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the aggregate principal amount of Securities which it agreed to purchase on the Closing Date pursuant to the terms of Section 2. If either of the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those additional initial purchasers satisfactory to JPMorgan who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Closing Date. If the remaining Initial Purchasers or other Initial Purchasers satisfactory to JPMorgan do not elect to purchase the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers, the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses to the non-defaulting Initial
Purchasers to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

         (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantor or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

         8. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 6 as a result of the occurrence of any of the events described in Sections 5(n), 5(p), 5(q)(i), 5(q)(iii) or 5q(iv), (b) the Company shall fail to tender the Securities for delivery to the Initial Purchasers or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Guarantor shall reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and documented disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities.

         9. INDEMNIFICATION. (a) The Company and the Guarantor shall, jointly and severally, indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Company and the Guarantor pursuant to Section 4(e) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and PROVIDED, FURTHER, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) a copy of the Offering Memorandum (excluding any documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with Section 4(b).

         (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information furnished by such Initial Purchaser, and shall reimburse the Company promptly upon demand for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, PROVIDED, FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation;
PROVIDED, HOWEVER, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys
(in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings.

                  The obligations of the Company and the Guarantor and the Initial Purchasers in this Section 9 and in Section 10 are in addition to any other liability that the Company, the Guarantor or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

         10. CONTRIBUTION. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under
Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or the Guarantor or information supplied by the Company or the Guarantor on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omissions. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by PRO RATA allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

         11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and the Guarantor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company and the Guarantor and the Initial Purchasers and in
Section 4(e) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this
Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         12. EXPENSES. The Company and the Guarantor, jointly and severally, agree with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities;
(e) the fees and expenses of the Company's and the Guarantor's counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchasers not to exceed $5,000); (g) any fees charged by rating agencies for rating the Securities; (h) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the approval of the Securities for book-entry transfer by DTC; (j) (I) the expenses incurred by the employees of the Company or the Guarantor and not directly billed to the Initial Purchasers in connection with their participation in the road-show relating to the offering of the Securities, including charges relating to hotels, commercial airfare and related incidentals and (II) 50% of the cost of any chartered aircraft used in connection with the road-show, except for the use of such aircraft from Oakland, California to Los Angeles, California; and (k) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement which are not otherwise specifically provided for in this
Section 12; PROVIDED, HOWEVER, that except as provided in this Section 12 and
Section 8, the Initial Purchasers shall pay their own costs and expenses.

         13. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Guarantor and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company and the Guarantor or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

         14. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

               (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Benjamin D. Ben-Attar (telecopier no.: (212) 270-0994); or

               (b) if to the Company or the Guarantor, shall be delivered or sent by mail or telecopy transmission (i) prior to May 28, 2001, to the address of the Company set forth in the Offering Memorandum, Attention: Treasurer and Controller, with a copy to the General Counsel of the Company at the same address (telecopier no.: (312) 836-2305), or (ii) after May 28, 2001, to
          4201 Winfield Road, Warrenville, Illinois 60555, Attention: Treasurer and Controller, with a copy to the General Counsel of the Company at the same address;

PROVIDED that any notice to an Initial Purchaser pursuant to Section 9(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by JPMorgan.

         15. DEFINITION OF TERMS. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

         16. INITIAL PURCHASERS' INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: the statements concerning the Initial Purchasers contained in the third paragraph, third and fourth sentences of the tenth paragraph, and the eleventh paragraph under the heading "Plan of Distribution".

         17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed agreement, counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         19. AMENDMENTS. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         20. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the several Initial Purchasers in accordance with its terms.

                                 Very truly yours,

                                 NAVISTAR INTERNATIONAL CORPORATION


                                 By: /s/ T.M. Hough
                                     -------------------------------------------
                                     Name:  Thomas M. Hough
                                     Title: Vice President and Treasurer






Accepted:

J.P. MORGAN SECURITIES INC.
On behalf of the Initial Purchasers



By: /s/ Gerald J. Murray
   --------------------------------------------------
     Authorized Signatory

Address for notices pursuant to Section 9(c):
1 Chase Manhattan Plaza, 26th floor
New York, New York 10081
Attention:  Legal Department

                  IN WITNESS WHEREOF, we have hereunto signed our names, whereupon this instrument will become a binding agreement between the Company, the Guarantor and the several Initial Purchasers in accordance with its terms.

                                 Very truly yours,

                                 INTERNATIONAL TRUCK AND ENGINE CORPORATION


                                 By: /s/ T.M. Hough
                                     -------------------------------------------
                                     Name:  Thomas M. Hough
                                     Title: Vice President and Treasurer

                                                                      SCHEDULE 1



                                                           Principal
                                                              Amount
INITIAL PURCHASERS                                     OF SECURITIES
------------------                                     -------------

J.P. Morgan Securities Inc.                      $       160,000,000
Credit Suisse First Boston Corporation                   160,000,000
Banc of America Securities LLC                            22,857,200
Scotia Capital (USA) Inc.                                 22,857,200
BNY Capital Markets, Inc.                                 17,142,800
RBC Dominion Securities Corporation                       17,142,800
                                                         -----------
     Total                                               400,000,000


                                                                         ANNEX A







              [Form of Exchange and Registration Rights Agreement]

                                                                         ANNEX B


                       [Form of Kirkland & Ellis Opinion]

                  Kirkland & Ellis shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in the attached document.

         We are issuing this letter in our capacity as special counsel for Navistar International Corporation, a Delaware corporation (the "COMPANY"), and International Truck and Engine Corporation, a Delaware corporation ("INTERNATIONAL ") in response to the requirement in Section 5(d) of the Purchase Agreement dated May 23, 2001 (the "PURCHASE AGREEMENT") among the Company, International and J.P. Morgan Securities Inc. and Credit Suisse First Boston Corporation (collectively, the "INITIAL PURCHASERS" and herein being called "YOU"). Every term which is defined or given a special meaning in the Purchase Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Purchase Agreement.

         In connection with the preparation of this letter, we have among other things read:

         (a) the Offering Memorandum of the Company, dated May [__], 2001, covering the offering and sale of the Securities (the "OFFERING MEMORANDUM");

         (a)      an executed original of the Purchase Agreement;

         (b) an executed original of the Indenture and the Securities to be delivered on the date hereof;

         (c)      an executed original of the Registration Rights Agreement;

         (d) a certified copy of resolutions adopted by the Board of Directors of the Company on April [__], 2001, a certified copy of resolutions adopted on May [__], 2001 by the Pricing Committee appointed in the Company's Board resolutions and a certified copy of resolutions adopted by the Board of Directors of International on May [__], 2001; and

         (e) copies of all certificates and other documents delivered in connection with the sale of the Securities on the date hereof and the consummation of the other transactions contemplated by the Purchase Agreement.

         The term "TRANSACTION DOCUMENTS" is used in this letter to collectively refer to the Purchase Agreement, the Indenture, the Securities and the Registration Rights Agreement.

         Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

1. The Company and International are corporations existing and in good standing under the General Corporation Law of the State of Delaware.

2. The Purchase Agreement has been duly authorized, executed and delivered by the Company and International.

3. The Indenture has been duly authorized, executed and delivered by the Company and International. The Indenture is a valid and binding obligation of the Company and International, and is enforceable against the Company and International in accordance with its terms.

4. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and International. The Registration Rights Agreement is a valid and binding obligation of the Company and International, and is enforceable against the Company and International in accordance with its terms.

5. The Securities have been duly authorized, executed and delivered by the Company, and when paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Securities by the Trustee in accordance with the Indenture), will constitute Securities under the terms of the Indenture, will constitute a valid and binding obligation of the Company, and will be enforceable against the Company in accordance with their terms.

6. The International Guarantee has been duly authorized, executed and delivered by International, and when the Securities are paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming that due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Securities by the Trustee in accordance with the Indenture), will constitute a Subsidiary Guarantee under the Indenture, will constitute a valid and binding obligation of International, and will be enforceable against International in accordance with its terms.

7. The Board of Directors of each of the Company and International has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance of, in the case of the Company, the Exchange Securities and the Private Exchange Securities (as defined in the Registration Rights Agreement), as the case may be, and, in the case of International, the Subsidiary Guarantee of the Exchange Securities and the Private Exchange Securities, as the case may be. No approval by the stockholders of the Company or International is required.

8. The execution and delivery of the Transaction Documents by the Company and International, the performance by the Company and International of their respective obligations thereunder and the consummation of the transactions contemplated thereby (including, without limitation, the Company"s issuance and sale of the Securities to you in accordance with the terms of the Purchase Agreement and the application of the net proceeds therefrom as described in the Offering Memorandum under the caption "Use of Proceeds") do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of any of, (i) the charter, bylaws or other organizational documents of the Company and International, (ii) any statute or governmental rule or regulation which, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Offering Memorandum (but without our having made any special investigation as to other laws and provided that we express no opinion in this paragraph with respect to (a) any laws, rules or regulations to which the Company or International may be subject as a result of the Initial Purchasers' legal or regulatory status or the involvement of the Initial Purchasers in such transactions, (b) any laws, rules or regulations relating to misrepresentations or fraud or (c) the Securities Act, the Exchange Act or the Trust Indenture Act) or (iii) the terms or provisions of any contract set forth on SCHEDULE A attached hereto (provided that in each case we express no opinion as to compliance with any financial test or cross-default provision in any such agreement), except for in the case of items (ii) and (iii) any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of the Company or International to perform their respective obligations under the Transaction Documents.

9. To our actual knowledge, no consent, waiver, approval, authorization or order of any court or governmental authority is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company and International of the other transactions contemplated by the Transaction Documents, except such as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act and the security or Blue Sky laws of the various states (and the rules and regulations thereunder), as to which we express no opinion in this paragraph.

10. No registration under the Securities Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 2(b) of the Purchase Agreement, and prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Securities Act, or persons other than U. S. persons in connection with offers and sales made in reliance upon Regulation S under the Securities Act, (ii) the accuracy and completeness of the Initial Purchasers' representations set forth in Section 2 of the Purchase Agreement, and those of the Company contained in the Purchase Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchasers and the initial resales thereof, and (iii) the compliance with the procedures set forth in the Purchase Agreement by the Initial Purchasers and the Company.

11. The information in the Offering Memorandum under the heading "Description of the Notes," "Federal Income Tax Considerations," "Exchange and Registration Rights Agreement" and "Transfer Restrictions" to the extent that it summarizes laws, governmental rules or regulations or documents referred to therein is correct in all material respects.

12. To our actual knowledge, there is no legal or governmental proceeding that is pending or threatened against the Company or any of its subsidiaries that has caused us to conclude that such proceeding would be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Securities were being registered under the Securities Act but is not so described in the Offering Memorandum.

13. The Company is not, nor immediately after the sale of the Securities to the Initial Purchasers and application of the net proceeds therefrom as described in the Offering Memorandum under the caption "Use of Proceeds" will be, an "investment company" as such term is defined in the Investment Company Act.

14. Neither the sale, issuance, execution or delivery of the Securities nor the application of the net proceeds therefrom as described in the Offering Memorandum under the caption "Use of Proceeds" will contravene Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                               * * * * * * * *

         The purpose of our professional engagement was not to establish factual matters, and preparation of the Offering Memorandum involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently verified the accuracy, completeness or fairness of the Offering Memorandum or that the actions taken in connection with the preparation of the Offering Memorandum (including the actions described in the next paragraph) were sufficient to cause the Offering Memorandum to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Offering Memorandum except to the extent otherwise explicitly indicated in numbered paragraph 11 above. We were not retained by the Company to prepare the periodic reports or other materials incorporated by reference into the Offering Memorandum, and our knowledge about these materials is limited. We were not present at any meeting of the Board of Directors of the Company or its Pricing Committee at which any resolution relevant to this letter was discussed or adopted.

         We can however confirm that we have participated in conferences with representatives of the Company, representatives of the Initial Purchasers, counsel for the Initial Purchasers and representatives of the independent accountants for the Company during which disclosures in the Offering Memorandum and related matters were discussed. In addition, we have reviewed certain corporate records furnished to us by the Company.

         Based upon our participation in the conferences and our document review identified in the preceding paragraph, our understanding of applicable law and the experience we have gained in our practice thereunder and relying as to materiality to a large extent upon the opinions and on statements of officers of the Company, we can, however, advise you that nothing has come to our attention that has caused us to conclude that the Offering Memorandum, at the date it bears or on the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                               * * * * * * * *

         Except for the activities described in the immediately preceding section of this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

         We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Purchase Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

         In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Purchase Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Company or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraph 1, we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

         We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis at that time who spent substantial time representing the

Company in connection with the offering effected pursuant to the Offering Memorandum.

         Each opinion (an "ENFORCEABILITY OPINION") in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. "General principles of equity" include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

         The enforceability opinion related to the International Guarantee is further subject to the effect of rules of law that may render guarantees unenforceable under circumstances where, in the absence of an effective consent or waiver by guarantors (as to which we express no opinion herein), actions, failures to act or waivers, amendments or replacement of the Indenture or the Securities so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between the Indenture Trustee and the Company or International, which is substantially and materially different from that presently contemplated by the Indenture and the Securities.

         Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, or the federal law of the United States, except that the opinions in paragraph 1 and paragraphs 2, 3, 4 and 5 with respect due authorization, execution and delivery of the Transaction Documents are based solely on the Delaware General Corporation Law (the "DGCL"). In our opinion, New York state courts would apply New York state law to resolve state law issues arising under the Transaction Documents. We express no opinion as to what law might be applied by any other courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise under the Transaction Documents. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

         None of the opinions or other advice contained in this letter considers or covers: (i) any state securities (or "BLUE SKY") laws or regulations, (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information set forth or incorporated by reference in (or omitted from) the Offering Memorandum or
(iii) any rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters. In addition, none of the opinions or other advice contained in the letter covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Documents: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; (iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws; or (v) requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents). This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Purchase Agreement.

         This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

         This letter may be relied upon by the Initial Purchasers only for the purpose served by the provision in the Purchase Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than the Initial Purchasers may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, offering memorandum, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and
(iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

                                                                      SCHEDULE A

                             Specified Contracts


NAVISTAR INTERNATIONAL CORPORATION

1. $125,000,000 Credit Agreement dated as of November 26, 1997, as amended by Amendment No. 1 dated as of February 4, 1998, and as amended by Amendment No. 2 dated as of July 10, 1998, among Camiones Motores International de Mexico S.A. de C.V. (formerly known as Navistar International Corporation Mexico, S.A. de C.V.), the Company, certain banks, certain Co-Arranger banks, Bank of Montreal, as Paying Agent, and Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero, as Peso Agent and Collateral Agent.

2. Indenture, dated as of February 4, 1998, by and between the Company and BNY Midwest Trust Company (formerly known as Harris Trust and Savings
         Bank), as trustee, for 7% Senior Notes due 2003 for $100,000,000, as amended by the First Supplement thereto dated May [31]. 2001.

3. Indenture, dated as of February 4, 1998, by and between the Company and BNY Midwest Trust Company (formerly known as Harris Trust and Savings
         Bank), as trustee, for 8% Senior Subordinated Notes due 2008 for $250,000,000, as amended by the First Supplement thereto dated May [31]. 2001.

4. Rights Agreement, dated as of April 20, 1999 between the Company and BNY Midwest Trust Company (formerly known as Harris Trust and Savings
         Bank), as rights agent, including the form of Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A attached thereto as Exhibit A, and the form of Rights Certificate attached thereto as Exhibit B.

NAVISTAR FINANCIAL CORPORATION

5. Indenture, dated as of May 30, 1997, by and between Navistar Financial Corporation ("NFC") and The Fuji Bank and Trust Company, as trustee, for 9% Senior Subordinated Notes due 2002 for $100,000,000.

6. Pooling and Servicing Agreement, dated as of June 8, 1995, among NFC, as Servicer, Navistar Financial Securities Corporation, as Seller, The Chase Manhattan Bank (survivor in the merger between The Chase Manhattan Bank and Chemical Bank which was the survivor in the merger between Chemical Bank and Manufacturers Hanover Trust Company), as 1990 Trust Trustee, and The Bank of New York, as Master Trust Trustee.

7. Indenture, dated as of May 30, 1996, between Navistar Financial 1996-A Owner Trust and The Bank of New York, as Indenture Trustee, with respect to Navistar Financial 1996-A Owner Trust.

8. Indenture, dated as of November 6, 1996, between Navistar Financial 1996-B Owner Trust and The Bank of New York, as Indenture Trustee, with respect to Navistar Financial 1996-B Owner Trust.

9. Indenture, dated as of May 7, 1997, between Navistar Financial 1997-A Owner Trust and The Bank of New York, as Indenture Trustee, with respect to Navistar Financial 1997-A Owner Trust.

10. Indenture, dated as of November 5, 1997, between Navistar Financial 1997-B Owner Trust and The Bank of New York, as Indenture Trustee, with respect to Navistar Financial 1997-B Owner Trust.

11. Indenture, dated as of June 4, 1998, between Navistar Financial 1998-A Owner Trust and The Bank of New York, as Indenture Trustee, with respect to Navistar Financial 1998-A Owner Trust.

12. Transfer and Administration Agreement, dated as of November 13, 1998, between NFC, as Servicer, and Navistar Financial Retail Receivables Corporation, as Transferor, Park Avenue Receivables Corporation, as Purchaser, and The Chase Manhattan Bank, as Funding Agent and APA Bank.

13. Trust Agreement, dated as of June 3, 1999, between Navistar Financial Retail Receivables Corporation, as Seller, and Chase Manhattan Bank Delaware, as Owner Trustee, with respect to Navistar Financial 1999-A Owner Trust.

14. Indenture, dated as of June 3, 1999, between Navistar Financial 1999-A Owner Trust and The Bank of New York, as Indenture Trustee, with respect to Navistar Financial 1999-A Owner Trust.

15. Receivable Purchase Agreement, dated as of November 12, 1999, between Navistar Financial Retail Receivables Corporation, as Seller, NFC, as Servicer, and Falcon Asset Securitization Corporation and International Securitization Corporation, as investors, and Bank One NA, as agent and as Securities Intermediary, with respect to Navistar Financial 1999-B Multi-seller Asset-backed Commercial Paper Conduit.

16. Indenture, dated as of March 9, 2000, between Navistar Financial 2000-A Owner Trust and The Bank of New York, as Indenture Trustee, with respect to Navistar Financial 2000-A Owner Trust.

17. Indenture, dated as of November 1, 2000, between Navistar Financial 2000-B Owner Trust and The Bank of New York, as Indenture Trustee, with respect to Navistar Financial 2000-B Owner Trust.

18. Credit Agreement for $820,000,000 Revolving Credit and Competitive Advance Facility, dated as of December 8, 2000, between NFC, Arrendadora Financiera Navistar, S.A. de C.V., Servicios Financieros Navistar, S.A. de C.V. and Navistar Comercial, S.A. de C.V., as borrowers, lenders party hereto, The Chase Manhattan Bank as Administrative Agent, Bank of America as Syndication Agent and Bank of Nova Scotia as Documentation Agent.

19. Parents Side Agreement, dated as of December 8, 2000, by the Company and International, for the benefit of the Lenders from time to time party to the Credit Agreement referred to above.

20. Guarantee, dated as of December 8, 2000, made by the Company in favor of The Chase Manhattan Bank, as Administrative Agent, for the lenders parties to the Credit Agreement, dated as of December 8, 2000, among NFC and Arrendadora Financiera Navistar, S.A. de C.V., Servicios Financieros Navistar, S.A. de C.V. and Navistar Comercial, S.A. de C.V., the Lenders, Bank of America, N.A., as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, and the Administrative Agent.

21. 364-Day Credit Agreement for $80,000,000 364-Day Revolving Credit Facility, as of December 8, 2000, between NFC, as borrower, lenders party hereto, The Chase Manhattan Bank as Administrative Agent, Bank of America, N.A., as Syndication Agent and Bank of Nova Scotia, as Documentation Agent.

22. Parents Side Agreement, dated as of December 8, 2000, by the Company and International, for the benefit of the Lenders from time to time party to the Credit Agreement referred to above.

                                                                         ANNEX C



                   [Form of Robert A. Boardman, Esq. Opinion]

                  Robert A. Boardman, Esq., shall have furnished to the Initial Purchasers his written opinion, as General Counsel of the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in the attached document:


         I am Senior Vice President and General Counsel of Navistar International Corporation, a Delaware corporation (the "COMPANY"). This opinion is delivered to you pursuant to Section 5(e) of the Purchase Agreement, dated May [___], 2001 (the "PURCHASE AGREEMENT"), between the Company and J.P. Morgan Securities Inc. and Credit Suisse First Boston Corporation (the "INITIAL PURCHASERS"). Capitalized terms used but not otherwise defined herein shall have the respective meanings specified in the Purchase Agreement.

         In connection with this opinion, I have reviewed the Offering Memorandum of the Company, dated May [ ], 2001, covering the offering and sale of the Securities (including the documents incorporated by reference therein, the "OFFERING MEMORANDUM"), an executed original of the Purchase Agreement, an executed original of the Indenture, a specimen certificate of the Securities, an executed original of the Registration Rights Agreement, the Certificate of Incorporation and the By-laws of the Company, certificates of certain public officials, and certificates of certain officers of the Company as to certain factual matters. In addition, I have reviewed such other documents and have given consideration to such other matters of law and fact (in accordance with the principles set forth herein) as I have deemed appropriate, in my professional judgment, to express the opinions expressed herein under the laws specified below.

         In such review and investigation, I have assumed with your permission and without independent investigation: (a) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered on behalf of the parties thereto other than the Company, (b) the authenticity of all documents submitted to me as originals, (c) the conformity to authentic original documents of all documents submitted to me as certified. conformed or photostatic copies, and (d) all public authority documents are accurate, complete and authentic and all official public records (including their indexing and filing) are accurate and complete. I have also assumed the due authorization, execution and delivery of the Purchase Agreement and every other agreement I have examined for purposes of this opinion and the validity, binding effect and enforceability thereof by or on behalf of the parties thereto other than the Company. As to factual matters material to this opinion, when such facts have not been independently established, I have relied upon originals (or copies certified or otherwise identified to my satisfaction) of such records, documents, certificates and other written information as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

         Based upon the foregoing and subject to the qualifications, assumptions and limitations set forth below, I am of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own, lease and operate its properties and to conduct business as described in the Offering Memorandum.

         2. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which it owns or leases properties, or conducts business, so as to require such qualification, except where the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect.

         3. Each Subsidiary has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which it owns or leases properties, or conducts business, so as to require such qualification, except where the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect.

         4. The authorized capital stock of the Company is as set forth in the Offering Memorandum.

         5. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and except as otherwise set forth in the Offering Memorandum, are directly or indirectly owned by the Company free and clear of any mortgage, pledge, security interest, lien, claim or other encumbrance or restriction on transferability or voting (other than as may be imposed by the Securities Act and the various state securities laws).

         6. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

         7. Except as described in the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, domestic or foreign, now pending or, to the best of my knowledge after reasonable investigation, threatened against or affecting the Company or any of the Subsidiaries that could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to have material adverse effect on the consummation of the transactions contemplated in, or the fulfillment of the terms of, this Agreement, the Offering Memorandum, the Indenture or the Registration Rights Agreement; there is no action, suit or proceeding before or by an government, governmental instrumentality, agency, body or court, now pending, or to the best of my knowledge after reasonable investigation, threatened against or affecting the Company or any Subsidiary that would be required to be described in a registration statement filed pursuant to the Securities Act that is not described in the Offering Memorandum.

         8. The execution and delivery by the Company of, and the performance by the

Company of all of the provisions of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Securities, and the consummation by the Company of the transactions contemplated therein and in the Offering Memorandum, do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any material properties or assets of the Company or of any Subsidiary under, (A) any material contact, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument known to me after reasonable investigation to which the Company or any Subsidiary is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject or (B) any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets known to me after reasonable investigation except, with respect to clauses (A) and (B), any breach or violation that would not reasonably be expected to have a Material Adverse Effect.

         The preparation of the Offering Memorandum involved many determinations of a wholly or partially nonlegal character. I make no representation that I have independently verified the accuracy, completeness or fairness of the Offering Memorandum or that the actions taken in connection with the preparation of the Offering Memorandum were sufficient to cause the Offering Memorandum to be accurate, complete and fair. I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Offering Memorandum.

         Based on my participation in the preparation of the Offering Memorandum and conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers during which disclosures in the Offering Memorandum and related matters were discussed, my understanding of applicable law and the experience I have gained in my practice, and relying as to materiality to a large extent upon the opinions and statements of officers of the Company, I can, however, advise you that nothing has come to my attention that has caused me to conclude that the Offering Memorandum (other than the financial statements, supporting schedules and other financial and statistical data set forth therein, as to which no advise is given) at the date it bears or on the date of this letter contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         My opinions expressed herein are limited to the substantive laws of the State of Illinois, the General Corporation Law of the State of Delaware and the Federal laws of the United States which, in my experience, are normally applicable to general business corporations which are not engaged in regulated business activities and to transactions of the type contemplated under the Agreements (but without my having made any special investigation as to any other laws).

         My opinions expressed herein are limited to the specific issues addressed herein and are limited in all respects to documents, laws and facts existing on the date hereof. By rendering my opinions, I do not undertake to advise you of any changes in such documents, laws or facts which may occur after the date hereof.

         My opinions expressed herein have been furnished at the request of the Initial Purchasers and may be relied upon by the Initial Purchasers only for the purpose served by the provision in the Purchase Agreement cited in the initial paragraph of this letter in response to which it has been delivered. This letter may not be relied upon by any other person or used for any other purpose without my prior written consent.

                                                                         ANNEX D

                        [Form of Initial Comfort Letter]

                  The Company and the Guarantor shall have furnished to the Initial Purchasers a letter of Deloitte & Touche LLP, addressed to the Initial Purchasers and dated the date of the Purchase Agreement, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth below:

                  (a) they are independent certified public accountants with respect to the Company and the Guarantor within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings;

                  (b) in their opinion, the audited financial statements included in the Offering Memorandum and reported on by them comply in form in all material respects with the accounting requirements of the Exchange Act and the related published rules and regulations of the Commission thereunder that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted);

                  (c) based upon a reading of the latest unaudited financial statements made available by the Company v, the procedures of the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, reading of minutes and inquiries of certain officials of the Company and the Guarantor who have responsibility for financial and accounting matters and certain other limited procedures requested by the Initial Purchasers and described in detail in such letter, nothing has come to their attention that causes them to believe that (A) any unaudited financial statements included in the Offering Memorandum do not comply as to form in all material respects with applicable accounting requirements, or (B) any material modifications should be made to the unaudited financial statements included in the Offering Memorandum for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum or

                  (d) based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of the Company and the Guarantor who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that
(A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in net current assets as compared with the amounts shown in the April 30, 2001 unaudited balance sheet included in the Offering Memorandum or
(B) for the period from April 30, 2001 to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income from operations, or net income, except in all instances for changes, increases or decreases that the Offering Memorandum discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers;

                  (e) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Guarantor) set forth in the Offering Memorandum agrees with the accounting records of the Company and the Guarantor, excluding any questions of legal interpretation.